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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on February 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.	DELAWARE	84-1339282
QWEST CAPITAL FUNDING, INC.	COLORADO	84-1028672
(Exact name of registrant as specified in its charter)	(State of incorporation)	(I.R.S. Employer Identification Number)

1801 California Street
Denver, Colorado 80202
(303) 992-1400
(Address, including zip code and telephone number, including area code, of principal executive office)

Yash A. Rana
Vice President, Senior Associate General Counsel & Assistant Secretary
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven L. Grossman, Esq.
O'Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

Approximate date of commencement of proposed sale to the public:
from time to time after the registration statement becomes effective, as determined by market and other conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Qwest Communications International Inc. Common Stock, par value $0.01 per share(4)(5)

Qwest Communications International Inc. Purchase Contracts(4)(5)

Qwest Communications International Inc. Purchase Units(4)(5)

Qwest Capital Funding, Inc. Debt Securities(4)(5)

Qwest Communications International Inc. Guarantees of Qwest Capital Funding, Inc. Debt Securities(5)(6)

Total	$2,500,000,000	100%	$2,500,000,000	$230,000

(1)
In U.S. Dollars or the equivalent thereof in one or more foreign or composite currencies.
(2)
Plus such additional principal amount as may be necessary such that the aggregate initial offering price of all debt securities, if any, issued with original issue discount will equal their aggregate principal amount at maturity.
(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457. Exclusive of accrued interest or dividends, if any.
(4)
There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of Common Stock, Purchase Contracts and Purchase Units which may be sold from time to time by Qwest Communications International Inc., and (b) Debt Securities which may be sold from time to time by Qwest Capital Funding, Inc., and which will be guaranteed as to payment as set forth herein by Qwest Communications International Inc. In no event will the aggregate initial offering price of all Common Stock, Purchase Contracts, Purchase Units or Debt Securities issued from time to time pursuant to this Registration Statement exceed $2,500,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $2,500,000,000 notwithstanding that the stated principal amount of such securities may exceed such amount. In addition, there are being registered such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement or otherwise.
(5)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(6)
No separate consideration will be received for the Guarantees.

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2002

PROSPECTUS

$2,500,000,000

QWEST COMMUNICATIONS INTERNATIONAL INC.

COMMON STOCK
PURCHASE CONTRACTS
PURCHASE UNITS

QWEST CAPITAL FUNDING, INC.

DEBT SECURITIES
GUARANTEED AS TO PAYMENT AS DESCRIBED
IN THIS PROSPECTUS BY QWEST COMMUNICATIONS INTERNATIONAL INC.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2002.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
QWEST COMMUNICATIONS INTERNATIONAL INC.
QWEST CAPITAL FUNDING, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF QWEST'S CAPITAL STOCK
DESCRIPTION OF THE PURCHASE CONTRACTS
DESCRIPTION OF THE PURCHASE UNITS
DESCRIPTION OF THE DEBT SECURITIES
EXPERTS
LEGAL MATTERS
PLAN OF DISTRIBUTION

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Qwest Communications International Inc. ("Qwest") and Qwest Capital Funding, Inc. ("Qwest Capital Funding") filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information".

        We may use this prospectus to offer from time to time:

  •
  shares of Qwest Common Stock ("Common Stock");
  •
  Qwest's purchase contracts ("Purchase Contracts");
  •
  Qwest's purchase units ("Purchase Units"); and
  •
  Qwest Capital Funding's unsecured and unsubordinated debt securities ("Debt Securities").

        Qwest will unconditionally guarantee the payment of principal, premium and interest on the Debt Securities ("Guarantees") as described below in "Description of the Debt Securities—Qwest Guarantees".

        We sometimes refer to the securities listed above collectively as the Securities.

        For more detailed information about the Securities and the Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement (including by amendment thereto), filed on Form 8-K or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        Qwest files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Qwest filed at the SEC's public reference facilities in Washington, D.C., New York, New York, and Chicago, Illinois. For further information on the operation of the SEC's public reference rooms, please call the SEC at 1-800-SEC-0330. Qwest's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. In addition, its SEC filings may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation By Reference

        The rules of the SEC allow us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Qwest incorporates by reference into this prospectus the documents listed below and any future filings (including filings made after the date of this prospectus, but before the registration statement becomes effective) made by Qwest with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended.

  •
  Qwest's Annual Report on Form 10-K for the year ended December 31, 2000 (as amended by Form 10-K/A filed August 20, 2001);
  •
  Qwest's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

  •
  Qwest's Current Reports on Form 8-K filed January 25, 2001, February 27, 2001, March 15, 2001, March 22, 2001, March 29, 2001, April 5, 2001, April 25, 2001, April 27, 2001, May 17, 2001, June 5, 2001 (as amended by Form 8-K/A filed June 5, 2001), June 8, 2001, June 20, 2001, June 21, 2001, July 20, 200, July 26, 2001 (as amended by Form 8-K/A filed July 26, 2001), August 7, 2001 (as amended by Form 8-K/A filed August 13, 2001), September 10, 2001, October 31, 2001, December 14, 2001 and January 30, 2002.

        You may obtain documents incorporated by reference in this prospectus at no cost by requesting them in writing from Qwest at the following address:

            Corporate Secretary
            Qwest Communications International Inc.
            1801 California Street, Suite 3800
            Denver, Colorado 80202
            (303) 992-1400

        Any statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is or is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

        You should rely only on the information in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these Securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

        No separate financial statements of Qwest Capital Funding are included or incorporated by reference into this prospectus. We consider these financial statements not to be material to holders of the Securities because Qwest Capital Funding has no independent operations and its purposes are limited as described below. Qwest Capital Funding does not file annual, quarterly or special reports with the SEC. Any securities issued by Qwest Capital Funding will be fully and unconditionally guaranteed by Qwest. See "Description of the Debt Securities—Qwest Guarantees".

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference financial projections, synergy estimates and other forward-looking statements as that term is used in federal securities laws about our financial condition, results of operations and business. These statements include, among others:

  •
  Statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and
  •
  Statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this prospectus, or may be incorporated by reference to other documents filed with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus or incorporated by reference in this prospectus.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Risk Factors" and under "Management's Discussion and

Analysis of Financial Condition and Results of Operations" in the documents incorporated by reference in this prospects.

        The most important risk factors that could prevent us from achieving our stated goals include the following:

  •
  potential fluctuations in quarterly results;
  •
  volatility of Qwest's stock price;
  •
  intense competition in the markets in which we compete;
  •
  changes in demand for our products and services;
  •
  the duration and extent of the current economic downturn, including its effect on our customers and suppliers;
  •
  adverse economic conditions in the markets served by us or by companies in which we have substantial investments;
  •
  dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels;
  •
  higher than anticipated employee levels, capital expenditures and operating expenses;
  •
  rapid and significant changes in technology and markets;
  •
  adverse changes in the regulatory or legislative environment affecting our business and delays in our ability to provide interLATA services in our 14-state local service area;
  •
  failure to maintain rights-of-way; and
  •
  failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc., and difficulties in combining the operations of the combined company.

        Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the document.

        The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on their or our behalf may issue. Neither of us undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

QWEST COMMUNICATIONS INTERNATIONAL INC.

        Qwest is an international leader in broadband Internet communications and application services to over 29 million customers. The Qwest Macro Capacity® Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 190,000 miles globally. Qwest provides Internet-based data, image and voice communications, Digital Subscriber Line (DSL) services and long-distance services internationally, and wireless, local communications and directory services in 14 states of the United States. Qwest's strategy is to become a premier end-to-end international provider of advanced broadband Internet-based communications. Qwest's broadband Internet leadership position extends to business and retail customers throughout the world.

        Qwest is a Delaware corporation incorporated on February 18, 1997. Its principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and its telephone number is

(303) 992-1400. For additional information about Qwest, please refer to the documents we have incorporated by reference. See "Where You Can Find More Information".

Holding Company Structure

        Qwest conducts its operations primarily through its wholly-owned subsidiaries, and substantially all of Qwest's consolidated assets are held by these other subsidiaries. Accordingly, Qwest's cash flow, its ability to pay dividends on its capital stock and its ability to meet its obligations under the Guarantees are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of such earnings to Qwest in the form of dividends, loans or advances or repayment of loans and advances from Qwest. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on any Securities (except for the Securities issued by such subsidiaries) or to make any funds available for such payment.

        Because Qwest is a holding company, its obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, Qwest's rights and the rights of its stockholders and creditors, including rights of a holder of any Security under a Guarantee, to participate in the assets of any subsidiary if such a subsidiary is liquidated or reorganized, will be subject to the prior claims of such subsidiary's creditors. To the extent that Qwest may itself be a creditor with recognized claims against any such subsidiary, Qwest's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by Qwest. Although certain agreements to which Qwest and its subsidiaries are parties limit their ability to incur additional indebtedness, Qwest and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

QWEST CAPITAL FUNDING, INC.

        Qwest Capital Funding is a Colorado corporation and a wholly-owned subsidiary of Qwest. Qwest Capital Funding's primary business is to provide financing for the operations of Qwest and its affiliates.

        Qwest Capital Funding's principal executive offices are located at 1801 California Street, Denver, Colorado 80202 and its telephone number is (303) 992-1400.

USE OF PROCEEDS

        Unless we indicate differently in the applicable prospectus supplement, the net proceeds from the sale of any Debt Securities issued by Qwest Capital Funding will be loaned to Qwest and/or its affiliates. Qwest and/or its affiliates are expected to use the proceeds of such loans, or the proceeds from the sale of any Securities issued directly by Qwest, for general corporate purposes. These general corporate purposes may include, among others:

  •
  investing in business activities;
  •
  reducing short-term debt incurred to provide interim financing for such activities; and
  •
  and repaying or refinancing long-term debt.

        Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, Qwest's funding requirements and the funding requirements of Qwest's subsidiaries at the time of issuance and the availability of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of Qwest (which, before the merger of Qwest and U S WEST, Inc., is U S WEST, Inc.) for each of the periods indicated.(1)

Year Ended December 31,					Nine Months Ended September 30,
1996	1997	1998	1999	2000	2000	2001
5.20	5.67	4.75	3.19	1.05	1.16	$(123)	(2)

(1)
"Earnings" is computed by adding income before income taxes, extraordinary items and cumulative effect of change in accounting principles and fixed charges. Also included in earnings is the add-back of Qwest's share of losses in its equity method affiliates. "Fixed charges" consist of interest on indebtedness and the portion of rentals representative of the interest factor.
(2)
For the nine months ended September 30, 2001, the ratio of earnings to fixed charges was calculated as a negative ratio. As a result, disclosed above is the calculation of the coverage deficiency. For the purposes of this calculation we have included the impact of the $3.048 billion write-down of the investment in KPNQwest that occurred during the second quarter of 2001, as an add-back of Qwest's share of losses in its equity method affiliates.

DESCRIPTION OF QWEST'S CAPITAL STOCK

        The description below is a summary of certain provisions of Qwest's capital stock. The Delaware General Corporation Law and Qwest's certificate of incorporation and bylaws determine the rights and privileges of holders of Qwest's capital stock. We encourage you to read such documents, which have been filed with the SEC, and the Delaware General Corporation Law for more information regarding such capital stock.

Authorized Capital

        Under Qwest's certificate of incorporation, Qwest's authorized capital stock consists of five billion shares of common stock, par value $.01 per share, and 200 million shares of preferred stock, par value $1.00 per share.

Common Stock

        Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders.

        The holders of common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the board of directors, subject to any preferential dividend rights granted to the holders of any outstanding preferred stock. In the event of liquidation, each share of common stock is entitled to share pro rata in any distribution of Qwest's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock.

        Holders of Qwest common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

        The Transfer Agent and Registrar for Qwest's common stock is The Bank of New York.

Preferred Stock

        Under Qwest's certificate of incorporation, the Qwest board of directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series. This could dilute the voting strength of the holders of common stock and may help Qwest's management impede a takeover or attempted change in control.

        We currently have no shares of preferred stock issued and outstanding.

DESCRIPTION OF THE PURCHASE CONTRACTS

        We may issue Purchase Contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock or a specified principal amount of Debt Securities or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the Purchase Contracts may be fixed at the time such contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as a part of other Purchase Units that consist of a Purchase Contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the securities under the Purchase Contracts. The Purchase Contracts may require us to make periodic payments to the holders of the Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

        Any applicable prospectus supplement will describe the terms of any Purchase Contracts.

DESCRIPTION OF THE PURCHASE UNITS

        We may, from time to time, issue Purchase Units comprised of one or more of the other Securities that may be offered under this prospectus, in any combination. Each Purchase Unit will be issued so that the holder of the Purchase Unit is also the holder of each security included in the Purchase Unit. Thus, the holder of a Purchase Unit will have the rights and obligations of a holder of each included security. The Purchase Unit Agreement under which a Purchase Unit is issued may provide that the securities included in the Purchase Unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the Purchase Units and of the securities comprising the Purchase Units, including whether and under what circumstances those securities may be held or transferred separately;
  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Purchase Units or of the securities comprising the Purchase Units; and
  •
  any material provisions of the governing Purchase Unit Agreement.

DESCRIPTION OF THE DEBT SECURITIES

        The following description sets forth certain general terms and provisions of Qwest Capital Funding's unsecured and unsubordinated Debt Securities, consisting of notes or debentures, that we may offer by this prospectus. We will describe the particular terms of Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

        Qwest Capital Funding may issue the Debt Securities from time to time in the future in one or more series. The Debt Securities and the Guarantee or Guarantees of Qwest relating thereto will be issued under the Indenture, dated as of June 29, 1998 (as such indenture has been and may be supplemented, the "Indenture"), among Qwest Capital Funding, Qwest and Bank One Trust Company, National Association (formerly known as The First National Bank of Chicago), as trustee (the "Trustee"). The Indenture is filed as an exhibit to the registration statement.

        The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements. The Indenture has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the Debt Securities.

General

        We may issue an unlimited amount of Debt Securities or other securities under the Indenture. The Debt Securities and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the Indenture Securities. We may, from time to time, reopen any series of Debt Securities with the same terms (excluding the issue price and issue date, but including maturity and interest payment terms), without the consent of the existing holders of that series of Debt Securities. After such additional Debt Securities are issued, they will be fungible with the previously issued Debt Securities to the extent specified in the prospectus supplement therefor.

        The Debt Securities will be unsecured and unsubordinated obligations of Qwest Capital Funding, and by the Guarantees will be unconditionally guaranteed by Qwest as to payment of principal and any interest and premium. See "—Qwest Guarantees".

        Before the issuance of each series, certain aspects of the particular Debt Securities have to be specified in a supplemental indenture, in a board resolution of Qwest Capital Funding, or in one or more officer's certificates of Qwest Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Debt Securities:

  (a)
  the title of such Debt Securities;
  (b)
  any limit upon the principal amount of such Debt Securities (including any limit on the amount of principal that may be paid upon acceleration);
  (c)
  the date or dates on which principal will be payable;
  (d)
  the rate or rates of interest, which may be fixed or variable, or the method of determination of the rate or rates of interest; the date from which interest will accrue; the dates on which interest will be payable ("Interest Payment Dates"); any record dates for the interest payable on such Interest Payment Dates; and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
  (e)
  any obligation or option of Qwest Capital Funding to redeem, purchase or repay Debt Securities, or any option of the Holder to require Qwest Capital Funding to redeem or repurchase Debt Securities, and the terms and conditions upon which such Debt Securities will be redeemed, purchased or repaid;
  (f)
  the denominations in which such Debt Securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);
  (g)
  whether such Debt Securities are to be issued in registered or unregistered form and whether issued in whole or in part in the form of one or more global Debt Securities (and, if so, the identity of the depositary for such global Debt Securities);
  (h)
  any mandatory or optional sinking fund or analogous provisions;

  (i)
  whether the payments of principal or interest on the Debt Securities may be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the Debt Securities are stated to be payable;
  (j)
  whether the securities are convertible or exchangeable into shares of other securities and, if so, the terms of such conversion or exchange rights;
  (k)
  any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, shall accrue;
  (l)
  any addition to or change in the Events of Default and any change in the acceleration rights of the Trustee or the Holders;
  (m)
  any addition to or change in the covenants which apply to any Debt Securities; and
  (n)
  any other terms of such Debt Securities.

(See Section 2.02.)

Qwest Guarantees

        Qwest will unconditionally guarantee the payment of principal of and any interest and premium on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guarantees will remain in effect until the entire principal of and any premium and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Section 2.16.) The Guarantees will be unsecured debt of Qwest, not subordinated by their terms to any other obligations of Qwest. See "Qwest—Holding Company Structure", above, however, with regard to the effect of the holding company structure on the status of Qwest's obligations compared to obligations of its subsidiaries.

Payment of Debt Securities

        Principal and Interest.    Unless we indicate differently in a prospectus supplement, we will pay principal of and interest on each Debt Security on each applicable Payment Date by check mailed to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder" in this prospectus) as of the close of business on the relevant record date relating to such Interest Payment date. (See Section 2.05.)

        Paying Agent.    Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Debt Securities upon presentation and surrender of the Debt Securities at the office of Bank One Trust Company, National Association, in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Debt Securities of a particular series will be named in the applicable prospectus supplement.

        We may appoint one or more additional Paying Agents for Debt Securities and may terminate the appointment of any such Paying Agent.

(See Section 2.04.)

Form; Transfers; Exchanges

        Unless otherwise indicated in a prospectus supplement, the Debt Securities will be issued:

  (a)
  only in fully registered form;

  (b)
  without interest coupons; and

  (c)
  in denominations that are integral multiples of $1,000.

        You may have your Debt Securities divided into Debt Securities of smaller denominations (of at least $1,000) or combined into Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

        You may exchange or transfer Debt Securities at the office of the Trustee. We will maintain an office or agency where Debt Securities may be presented for registration of transfer or for exchange, called the Registrar. If we fail to maintain a Registrar, the Trustee shall act as such.

        Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of (a) Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Sections 2.02 and 2.08.)

Redemption

        We will set forth any terms for the redemption of Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable upon notice by mail between 30 and 90 days before the redemption date. If less than all of the Debt Securities of any series are to be redeemed, the Trustee will select the Debt Securities to be redeemed not more than 60 days prior to the redemption date, by such method as the Trustee shall deem fair and appropriate. (See Sections 3.02 and 3.03.)

        Debt Securities will cease to bear interest on the redemption date. Qwest Capital Funding will pay the redemption price and any accrued interest once the Debt Securities are surrendered for redemption. (See Section 3.04.) If only part of a Debt Security is redeemed, the Trustee will deliver to the Holder a new Debt Security of the same series for the remaining portion. (See Section 3.06.)

        On or before the redemption date, Qwest Capital Funding will deposit with the Trustee or Paying Agent money sufficient to pay the redemption price of and any accrued interest on the Debt Securities. (See Section 3.05.)

Events Of Default

        An Event of Default occurs with respect to Indenture Securities of any series if:

  (a)
  we do not pay any interest on any Indenture Securities of the applicable series when the same becomes due and payable and the Default continues for a period of 90 days;

  (b)
  we do not pay principal or premium on any Indenture Securities of the applicable series on its due date;

  (c)
  we remain in breach of any other agreement in the Indenture Securities of that Series or of the Indenture for 90 days after we have been given a written notice of default stating we are in breach and requiring remedy of the breach (the notice must be sent by either the Trustee or Holders of 25% of the principal amount of Indenture Securities of the affected series);

  (d)
  we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

  (e)
  any other Event of Default specified in the prospectus supplement occurs.

(See Section 6.01.)

        No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

Remedies

Acceleration. If an Event of Default occurs and is continuing with respect to any series of Indenture Securities, then either the Trustee or the Holders of 25% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately. (See Section 6.02.)

Rescission of Acceleration. After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences may be rescinded if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

(See Section 6.02.) For more information as to waiver of defaults, see "—Waiver of Existing Defaults" below.

Control by Holders; Limitations

        Subject to the Indenture, if an Event of Default with respect to the Indenture Securities occurs and is continuing, the Holders of a majority in principal amount of each series affected (with each series voting as a class) will have the right to:

  (a)
  direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; or

  (b)
  exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

        These rights of Holders to make direction are subject to the following limitations:

  (a)
  the Holders' directions may not conflict with any law or the Indenture; and

  (b)
  the Holders' directions may not involve the Trustee in personal liability.

(See Section 6.05.)

        In addition, the Indenture provides that no Holder of any series of Indenture Securities will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless:

  (a)
  that Holder has previously given the Trustee written notice of a continuing Event of Default;

  (b)
  the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of that series have made written request to the Trustee to pursue the remedy and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

  (c)
  for 60 days after receipt of the request and offer of indemnity, the Trustee does not comply with the request and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of that series.

        Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 6.06.)

        However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 6.07.)

Notice of Default

        The Trustee is required to give the Holders of the Indenture Securities notice of any default known to the Trustee within 90 days after it occurs, unless such default has been cured or waived. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Corporate Trustee Committee or committee of Responsible Officers in good faith determines the withholding of such notice to be in the interests of the Holders. (See Section 7.05.)

Waiver of Existing Defaults

        The Holders of a majority in principal amount of any series of Indenture Securities by notice to the Trustee may waive an existing Default with respect to that series and its consequences, except a Default in the payment of the principal of or interest on any Indenture Security. (See Section 6.04.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

        We have each agreed not to consolidate with, merge into or be merged into, or transfer or lease their properties and assets substantially as an entirety to, any other entity unless:

  (a)
  that entity is a corporation which assumes by supplemental indenture all the obligations of either of us, as the case may be, under the Securities and any coupons appertaining thereto and under the Indenture; and

  (b)
  after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing. (See Sections 5.01 and 5.02.)

        The Indenture does not prevent or restrict:

  (a)
  any consolidation or merger after the consummation of which either of us would be the surviving or resulting entity; or

  (b)
  any conveyance or other transfer or lease of any part of our properties which does not constitute the entirety, or substantially the entirety, thereof. (See Sections 501 and 502.)

        Except as described in a prospectus supplement, neither the Indenture nor the Guarantee contains any financial or other similar restrictive covenants.

Modification of Indenture

        Without Holder Consent.    Without the consent of any Holders of Indenture Securities, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

  (a)
  to evidence the succession of another entity to us;

  (b)
  to add one or more covenants of ours or other provisions for the benefit of the Holders of all or any series of Indenture Securities, or to surrender any right or power conferred upon us;

  (c)
  to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Indenture Securities, as set forth in the Indenture;

  (d)
  to provide security for the Indenture Securities of any series;

  (e)
  to establish the form or terms of Indenture Securities of any series or any Guarantees as permitted by the Indenture;

  (f)
  to provide for uncertificated Indenture Securities in addition to or in place of certificated Indenture Securities;

  (g)
  to cure any ambiguity, defect or inconsistency in the Indenture, in the Indenture Securities of any series or in the Guarantees; or

  (h)
  to make any change that does not adversely affect the rights of any Holder in any material respect.

(See Section 9.01.)

        If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

        With Holder Consent.    With the written consent of the Holders of a majority in principal amount of the outstanding Indenture Securities of each Series affected by such supplemental indenture (with each series voting as a class), we and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered in the above section "Without Holder Consent", the rights of the Holders of the Indenture Securities. The Holders of a majority in principal amount of the outstanding Indenture Securities affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by us with any provision of this Indenture, any supplemental indenture, or the Indenture Securities of any such series, except a Default in the payment of the principal of or interest on any Indenture Security.

        However, no amendment or modification may, without the consent of the Holder of each outstanding Indenture Security directly affected thereby:

  (a)
  reduce the amount of Indenture Securities whose Holders must consent to an amendment or waiver;

  (b)
  change the rate of or change the time for payment of interest on any Indenture Security;

  (c)
  change the principal or the fixed maturity of any Indenture Security;

  (d)
  waive a Default in the payment of the principal of or interest on any Indenture Security; or

  (e)
  make any Indenture Security payable in money other than that stated in the Indenture Security.

(Section 9.02.)

Satisfaction and Discharge

        Any Indenture Securities or any portion will be deemed to have been paid for purposes of the Indenture, and at Qwest Capital Funding's election, its entire indebtedness will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than one of us), in trust:

  (a)
  money sufficient;

  (b)
  in the case of a deposit made before the maturity of such Indenture Securities, non-redeemable U.S. Government Obligations (as defined in the Indenture) sufficient; or

  (c)
  a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Indenture Securities or portions thereof on and before the maturity thereof. (See Section 8.01.)

        The Indenture will be deemed satisfied and discharged when no Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 8.01.)

        All moneys we pay to the Trustee or any Paying Agent on Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of Qwest Capital Funding. Thereafter, the Holder of such Debt Security may look only to us for payment thereof. (See Section 8.03.)

Resignation and Removal of the Trustee; Deemed Resignation

        The Trustee may resign at any time by giving written notice thereof to us.

        The Trustee may also be removed with respect to any series by act of the Holders of a majority in principal amount of the then outstanding Indenture Securities of such series.

        No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

(See Section 7.08.)

Governing Law

        The Indenture, the Debt Securities and the Guarantees provide or will provide that they are to be governed by and construed in accordance with the laws of the State of New York. (See Section 11.08.)

Concerning the Trustee and the Paying Agent

        Qwest and certain of its affiliates, including Qwest Capital Funding, maintain banking and other business relationships in the ordinary course of business with Bank One Trust Company, National Association. In addition, Bank One Trust Company, National Association and certain of its affiliates serve as trustee, authenticating agent or paying agent with respect to certain Debt Securities of Qwest and its affiliates.

EXPERTS

        The consolidated financial statements of Qwest as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, included in Qwest's Annual Report on Form 10-K filed with the SEC on March 16, 2001 (as amended by Form 10-K/A filed August 20, 2001), incorporated by reference in this prospectus and the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

LEGAL MATTERS

        O'Melveny & Myers LLP, Los Angeles, California, will pass upon the validity of the Securities for us.

PLAN OF DISTRIBUTION

        We may sell the Securities (a) to purchasers directly; (b) to underwriters for public offering and sale by them; or (c) through agents or dealers. We may determine the price or other terms of the Securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in any related supplement to this prospectus.

Direct Sales

        We may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. A prospectus supplement will describe the terms of any such sale.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of Securities. Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of Securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent.

        Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase particular Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are purchased.

Through Agents

        We will name any agent or dealer involved in a sale of Securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

General Information

        Underwriters, dealers acting as principals and agents participating in a sale of Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Each series of Securities will be a new issue and, except for the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new Securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in any prospectus supplement, we have no obligation to cause any Securities to be so listed. Any underwriters that purchase Securities for public offering and sale may make a market in the Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any Securities.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$230,000
Printing expenses	100,000
Trustee and registrar expenses	75,000
Legal fees and expenses	250,000
Accounting fees and expenses	50,000
Rating agency fees	50,000
Miscellaneous	50,000

Total	$805,000

All of the above except the Securities and Exchange Commission registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the DGCL) permits the board of directors of Qwest to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of Qwest, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, other otherwise.

        Qwest's certificate of incorporation and bylaws provide for indemnification of its directors and officers to the fullest permitted by law.

        As permitted by section 102 of the DGCL, Qwest's certificate of incorporation eliminates a director's personal liability for monetary damages to Qwest and its stockholders arising from a breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to Qwest or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transactions from which the director derived an improper personal benefit.

        Qwest Capital Funding's bylaws provide for the indemnification of its directors and officers to the extent permissible under applicable law. Section 7-109-102 of the Colorado Business Corporation Act (the CBCA) specifies the circumstances under which a corporation may indemnify its directors, officers, employees or agents. For acts done in a person's "official capacity," the CBCA generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the CBCA imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification, except for court-ordered indemnification for reasonable expenses occurred, can be made. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding. The rights granted by the bylaws will not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, agreement, contract of insurance, vote of stockholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to the bylaws will continue as to a person who has ceased to be an indemnified representative in respect of matters arising before such time and will inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

        The directors and officers of Qwest and Qwest Capital Funding are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by or on behalf of Qwest or Qwest Capital Funding.

ITEM 16. EXHIBITS.

        Reference is made to the Exhibit Index filed herewith at page II-7, such Exhibit Index being incorporated in this Item 16 by reference.

ITEM 17. UNDERTAKINGS.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  Each of the registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Qwest's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 5th day of February, 2002.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	/s/ YASH A. RANA Yash A. Rana Vice President, Senior Associate General Counsel and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yash A. Rana, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2002.

Title

* Philip F. Anschutz	Director, Chairman of the Board
Principal Executive Officer:
/s/ JOSEPH P. NACCHIO Joseph P. Nacchio	Director, Chairman and Chief Executive Officer
Principal Financial Officer and Accounting Officer:
/s/ ROBIN R. SZELIGA Robin R. Szeliga	Executive Vice President and Chief Financial Officer

Directors:
* Linda G. Alvarado	Director
* Craig R. Barrett	Director
* Hank Brown	Director
* Thomas J. Donohue	Director
* Jordan L. Haines	Director
* Cannon Y. Harvey	Director
Peter S. Hellman	Director
* Vinod Khosla	Director
* Marilyn C. Nelson	Director
* Frank Popoff	Director
* Craig D. Slater	Director
* W. Thomas Stephens	Director
*By:	/s/ YASH A. RANA Yash A. Rana As Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 5th day of February, 2002.

QWEST CAPITAL FUNDING, INC.
By:	/s/ YASH A. RANA Yash A. Rana Vice President, Senior Associate General Counsel and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yash A. Rana, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2002.

Title

Principal Executive Officer:
/s/ JOSEPH P. NACCHIO Joseph P. Nacchio	Chairman and Chief Executive Officer
Principal Financial Officer and Accounting Officer:
/s/ ROBIN R. SZELIGA Robin R. Szeliga	Executive Vice President & Chief Financial Officer
Directors:
/s/ DRAKE S. TEMPEST Drake S. Tempest	Director
/s/ ROBIN R. SZELIGA Robin R. Szeliga	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Securities
3.1	Amended and Restated Certificate of Incorporation of Qwest (incorporated by reference from Exhibit 3.1 of Qwest's Registration Statement on Form S-1, filed June 17, 1997, File No. 333-25391)
3.2	Amended and Restated Bylaws of Qwest (incorporated by reference from Exhibit 3.2 of Qwest's Annual Report on Form 10-K for the year ended December 31, 2000)
4.1**
Indenture dated as of June 29, 1998, among Qwest Capital Funding, Qwest and Bank One Trust Company, National Association (formerly known as The First National Bank of Chicago), as trustee (incorporated by reference from Exhibit 4(a) to U S WEST, Inc.'s Form 8-K filed November 18, 1998, File No. 1-14087)
4.2	First Supplemental Indenture, dated as of June 30, 2000 (incorporated by reference from Qwest's quarterly report on Form 10-Q for the quarter ended June 30, 2000)
4.3	Second Supplemental Indenture, dated as of February 4, 2002
5.1	Opinion of O'Melveny & Myers LLP as to the legality of the Securities
12.1	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of Arthur Andersen LLP
23.2	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
24.1	Power of Attorney of Directors of Qwest (incorporated by reference from Exhibit 24-A of Qwest's Registration Statement on Form S-4, filed October 30, 2001)
24.2	Powers of Attorney (see pages II-4 and II-6)
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

*
To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

**
The form or forms of debt securities with respect to each particular series of debt securities registered hereunder will be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.